Exhibit 10.1
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
This First Amendment to the Employment Agreement (this “Amendment”) is made is made this June 5, 2025, by and between TITAN MACHINERY INC., a Delaware corporation (the “Company”) and Bryan J. Knutson (“you” or the “Executive”).

RECITALS

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of October 17, 2023 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement to revise the Executive’s target annual cash incentive opportunity;

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.Amendment to Section 5 (Incentive Bonus):
Section 5 of the Employment Agreement is hereby amended and restated in its entirety as follows:

5.Incentive Bonus. For each full fiscal year of the Company that you are employed during the Term, you will be eligible for an incentive award opportunity in an amount equal to 0% to 250% of your base salary pursuant to terms and conditions approved by the Committee, based upon a target equal to 125% of your base salary. Objectives will be established by the Committee for each fiscal year. Any annual incentive bonus earned for a fiscal year will be paid to you within two and one-half (2½) months after the end of such fiscal year.

2.Effect of Amendment.

Except as expressly modified by this Amendment, all other terms and provisions of the Employment Agreement shall remain in full force and effect.

3.Governing Law.

This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law provisions.

Exhibit 10.1

4.Counterparts.

This Amendment may be executed in one or more counterparts, including by electronic signature, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

COMPANY:

TITAN MACHINERY INC.

By:     /s/ Jody Horner
                                    Jody Horner
                                    Chair of the Compensation Committee

EXECUTIVE:

/s/ Bryan J. Knutson
Bryan J. Knutson